Exhibit  23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in these Registration Statements on Form S-3 (File Nos. 333-20569 and 333-43835) and on Form S-8 (File Nos. 2-83701, 2-92929, 33-21027, 33-36351, 33-37266, 33-43050, 33-53150,
33-62716, 33-53201, 33-59573, 333-35299,  333-57117, 333-86299 and 333-89571) of
our report dated October 29, 1999, except for Note 7 and Note 16 for which the date is December 31, 1999, relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of General DataComm Industries, Inc. and Subsidiaries, which is incorporated by reference in General DataComm Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated October 29, 1999, except for Note 7 and Note 16, for which the date is December 31, 1999, relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Stamford, Connecticut
January 13, 2000